AMERICAN HOME MORTGAGE SERVICING, INC. Logo
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Management Assertion of Compliance

Management of American Home Mortgage Servicing, Inc., a Delaware corporation, (the “Company” or “AHMSI”), is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable to the servicing platform for the reporting period as follows:

Platform: Publicly issued residential mortgage-backed transactions and securities issued on or after January 1, 2006, for which the Company provides primary servicing activities, as defined in the transaction agreements, that are serviced using the MSP loan servicing system (the "Platform"). Appendix A and Appendix B identify the individual mortgage-backed transactions and securities defined by management as constituting the Platform.

Applicable Servicing Criteria: Management has determined that the servicing criteria set forth in Item 1122(d) are applicable, to the extent required in the related transaction agreements in regards to the activities performed by the Company, except for servicing criteria 1122(d)(l)(i); 1122(d)(3)(i)(C), 1122(d)(3)(ii) and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performed with respect to the Platform as of and for the Reporting Period. Servicing criterion 1122(d)(3)(i) is applicable to the activities the Company performs with respect to the Platform only as it relates to the Company's obligation to report information to the Master Servicers or Trustees, as applicable,, as defined in the transaction agreements.

Reporting Period: As of December 31, 2008, and for (i) the period May 1, 2008 through December 31, 2008 with respect to mortgage loans serviced by the Company as a result of the Company’s purchase of all of the servicing related assets of Option One Mortgage Corporation (“OOMC”) on April 30, 2008, and (ii) the period from July 1, 2008 through December 31, 2008 with respect to all other mortgage loans serviced by the Company (the periods set forth in clauses (i) and (ii) above are together referred to herein as the “Reporting Period”).

With respect to servicing criteria 1122(d)(4)(xi), 1122(d)(4)(xii) and 1122(d)(4)(xiii), management has engaged various vendors to perform the activities required by this servicing criteria. The Company’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Company’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to the vendors. The

Company’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Company’s management has assessed the Company’s compliance with the Applicable Servicing Criteria, including servicing criteria for which compliance is determined based on Interpretation 17.06 as described above, as of and for the Reporting Period. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the Reporting Period, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform, except as described in Appendix C.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the Company's compliance with the Applicable Servicing Criteria as of and for the Reporting Period.

/s/ David M. Friedman
David M. Friedman
President and Chief Executive Officer

March 10, 2009

APPENDIX A
Investor Number
Platform transaction listing which includes loans serviced by the Company between May 1, 2008 and December 31, 2008 on the MSP servicing system other than those previously serviced by the Company on the LSAMS servicing system platform

249	Salomon Series 1994-7 & 1994-8
250	OOMC Series 2003-5
251	OOMC Series 2003-6
252	Lehman SAIL 2003-BC11 Step Fee
253	Lehman SAIL 2003-BC11
254	ABSC Series 2003-HE6
255	Lehman SAIL 2003-BC12
256	Lehman SAIL 2003-BC13
257	Merrill Lynch Series 2003-OPT1
258	ACE Series2003-OP1
261	OOMC Loan Trust 2004-1
262	ABFC Series 2004-OPT1
263	Lehman SAIL 2004-1
264	OOMC Woodbridge Series 2004-1
265	Lehman SAIL 2004-2
267	Deutsche Bank ACE 2004-OP1
269	Barclays SABR Series 2004-OP1
271	UBS MASTR Series 2004-OPT1
272	BofA ABFC Series 2004-OPT2
273	Lehman SAIL 2004-3
274	OOMC Loan Trust Series 2004-2
276	BofA ABFC 2004-OPT3
277	Lehman SAIL 2004-4
279	ABSC Series 2004-HE3
280	Lehman SASCO Series 2004-S2
281	Lehman SAIL 2004-6
282	Lehman SAIL 2004-7
283	CSFB HEMT 2004-3
284	ABFC 2004-OPT4
287	OOMC Loan Trust Series 2004-3
288	UBS MASTR Series 2004-OPT2
289	ABFC 2004-OPT5
290	Merrill Lynch Series 2004-OPT1
292	OOMC Loan Trust Series 2005-1
293	Morgan Stanley 2005-HE1
294	Citigroup CMLTI 2005-OPT1
297	UBS MASTR Series 2005-OPT1
299	Carrington 2005-OPT2
303	Lehman ARC 2002-BC2
304	Lehman ARC 2002-BC3
310	Lehman ARC 2002-BC8
311	Lehman ARC Series 2002-BC9
314	Lehman - SAIL 2003-BC2
316	Lehman SAIL 2003-BC4

317	Lehman SAIL 2003-BC5
318	Lehman SAIL 2003-BC6
319	Lehman SAIL 2003-BC7
320	Lehman SAIL 2003-BC8
321	Lehman SAIL 2003-BC9
322	Lehman SASCO Series 2003-S1
324	Lehman SAIL 2003-BC10 Step Fee
325	Lehman SAIL 2003-BC10
330	Lehman SAIL 2004-8
331	SASCO Series 2004-SC1
333	Citigroup CMLTI 2004-OPT1
334	Barclays SABR Series 2004-OP2
336	Lehman SASCO 2004-S3
338	Lehman SAIL 2004-BNC2
342	Lehman SAIL 2004-10
344	Lehman SASCO 2004-S4
345	Lehman SAIL 2004-11
346	Morgan Stanley 2004-OP1
347	Goldman Sachs GSAMP 2004-OPT
348	ACE 2005-SD1
349	Lehman SAIL 2005-1
356	Lehman SASCO 2005-S1
360	Barclays SABR Series 2005-OP1
361	Lehman SAIL 2005-3
364	Morgan Stanley 2005-HE2
365	ABFC Series 2005-HE1
367	Lehman SAIL 2005-4
368	Lehman SASCO 2005-S4
369	OOMC Loan Trust Series 2005-2
370	Soundview 2005-OPT1
372	Lehman SAIL 2005-5
374	Lehman SAIL 2005-6
377	Citigroup CMLTI 2005-OPT3
380	OOMC Loan Trust Series 2005-3
381	ABSC 2005-HE6
383	Lehman SAIL 2005-7
384	JPMAC 2005-OPT1
386	Soundview 2005-OPT2
387	Lehman SASCO 2005-S5
391	Citigroup CMLTI 2005-OPT4
393	Lehman SASCO 2005-SCI
395	Lehman SASCO 2005-GEL4
396	Soundview 2005-OPT3
397	OOMC Loan Trust Series 2005-4
399	NHELI 2005-HE1
400	ABFC 2005-OPT1
401	OOMC Loan Trust Series 2005-5
402	SGMS 2005-OPT1
404	Lehman SAIL 2005-10
405	Lehman SASCO 2005-OPT1

406	Soundview 2005-OPT4
407	HSBC HASCO 2005-OPT1
408	Lehman SASCO 2005-S7
409	Lehman SAIL 2005-11
410	HSBC HASCO 2005-11
412	OOMC Loan Trust Series 2006-1
413	Barclays SABR Series 2005-OP2
414	JPMAC 2005-OPT2
416	HSBC HASCO 2006-OPT1
417	Barclays SABR Series 2006-OP1
420	HSBC HASCO 2006-OPT2
422	Soundview 2006-OPT1
423	Carrington 2006-OPT1
424	Lehman SAIL 2006-2
425	HSBC HASCO 2006-OPT3
428	ABSC 2006-HE3
429	Soundview 2006-OPT2
430	Lehman SASCO 2006-OPT1
432	HSBC HASCO 2006-OPT4
433	Lehman SASCO 2006-GEL2
434	ACE Series 2006-OP1
435	Soundview 2006-OPT3
437	Soundview 2006-OPT4
440	Soundview 2006-OPT5
441	OOMC Loan Trust Series 2006-2
442	ABSC 2006-HE5
443	Lehman SAIL 2006-BNC3
444	Lehman SASCO 2006-GEL3
445	ABFC 2006-OPT1
446	Lehman SASCO 2006-BC2
448	Merrill Lynch Series 2006-OPT1
449	ABFC 2006-OPT2
450	OOMC Loan Trust Series 2006-3
457	CTS fixed rate Ins 1995-1
458	CTS adj. rate Ins 1995-1 REM
465	CTS adj. loans 1995-2 REMIC
467	CTS (from Lomas Mtg) 1994-2
468	CTS (from Lomas Mtg) 1995-1
470	CTS fixed rate Ins 1995-2
476	CTS adj. loans 1996-1 REMIC
481	CTS Fixed 1996-1
484	Salomon 1996-5
488	First Franklin 1997-1
489	Amresco 1997-1
491	Amresco 1997-2
492	First Franklin 1997-2
494	Amresco 1997-3
496	First Franklin 1997-3
497	Lehman Brothers SASCO 1998-2
498	Merrill Lynch 1999-H1/FF Lns

499	Lehman Brothers SASCO 1998-3
531	Homestar Series 2004-1
533	Homestar Series 2004-2
534	Homestar Series 2004-3
535	Homestar Series 2004-4
536	Homestar Series 2004-5
538	Homestar Series 2004-6
539	Opteum OMAC 2005-1
542	Opteum OMAC 2005-2
551	ACE Series 2006-OP2
554	ABFC 2006-OPT3
558	ABFC 2006-HE1
559	SGMS 2006-OPT2
563	Lehman SASCO 2006-Z
564	Lehman SASCO 2006-BC6
565	OOMC Loan Trust Series 2007-1
566	OOMC Loan Trust Series 2007-FXD1
567	HSBC HASCO 2007-OPT1
568	Lehman SASCO 2007-BC1
569	OOMC Loan Trust Series 2007-CP1
571	OOMC Loan Trust Series 2007-2
572	HSBC HASCO 2007-HE1
573	Merrill Lynch Series 2007-HE2
574	OOMC Loan Trust Series 2007-FXD2
575	OOMC Loan Trust Series 2007-3
576	OOMC Loan Trust Series 2007-HL1
577	OOMC Loan Trust Series 2007-4
578	OOMC Loan Trust Series 2007-5
579	Lehman SASCO 2007-GEL2
581	Soundview 2007-OPT1
582	OOMC Loan Trust Series 2007-6
583	Soundview2007-OPT2
584	Lehman SASCO 2007-TC1
586	Soundview 2007-OPT3
587	UBS MASTR Series 2007-HE2
588	Soundview 2007-OPT4
589	Soundview 2007-OPT5
605	Lehman Brothers SASCO 1998-6
606	Salomon Bros, SAL 1998-OPT1
607	Salomon Bros, SAL 1998-OPT2
612	Salomon Brothers, SAL 1998-NC7
614	OOMC Series 1999-A
616	OOMC Series 1999-B
623	Lehman Bros SASCO 1999-BC4
625	OOMC Series 1999-C
626	OOMC Series 2000-A
627	OOMC Series 2000-1
630	OOMC Series 2000-B
634	OOMC Loan Trust 2000-C
640	OOMC Loan Trust 2000-5 (UBS)

642	OOMC Loan Trust 2000-D
645	OOMC Loan Trust 2001-A
647	OOMC MESA Trust 2001-2
648	First Franklin Series 2001-FF1
649	Lehman ARC 2001-BC1
651	Home Equity Series 2001-HE1
652	OOMC Loan Trust 2001-B
654	OOMC Loan Trust 2001-C
657	CSFB-ABSC 2001-HE3
658	OOMC Loan Trust 2001-D
659	OOMC Loan Trust 2001-4
661	First Franklin Series 2001-FF2
662	OOMC MESA Trust 2001-5
664	OOMC Loan Trust 2002-1
666	OOMC Loan Trust 2 002-A -STEP
667	OOMC Loan Trust 2002-2 -STEP
669	OOMC Loan Trust 2002-3 -STEP
670	Option One Woodbridge 2002-1
671	First Franklin Series 2002-FF1
672	OOMC Loan Trust 2002-4
674	OOMC Loan Trust 2002-5
675	Option One Woodbridge 2002-2
676	Lehman ARC Series 2002-BC5
680	Lehman ARC Series 2002-BC6
682	Morgan Stanley 2002-OP1
683	OOMC Loan Trust 2002-6
684	ABFC Series 2002-OPT1
685	MASTR 2002-OPT1 (UBS Security)
686	Merrill Lynch Series 2002-HE1
687	OOMC Series 2003-1
688	UBS-MASTR 2003-OPT1
689	OOMC Woodbridge 2003-1
690	OOMC Loan Trust 2003-2
691	OOMC Series 2003-3
692	MASTR Series 2003-OPT2
693	OOMC Series 2003-4 StepSvcFee
695	OOMC Woodbridge Series 2003-2
696	ABFC Series 2003-OPT1
697	GSAMP Trust Scries 2003-HE2
699	Lehman SASCO Series 2003-GEL1
739	CSFB HEMT 2004-3
850	Citigroup/HSBC 2007-SHL1

APPENDlX B

Investor Number
Platform transaction Listing which includes loans serviced by the Company between July 1, 2008 and December 20, 2008 on the MSP servicing system that were previously serviced by the Company on the LSAMS servicing system platform

P01	American Home Mortgage Asset Trust 2005-1
P02	MASTR Adjustable Rate Mortgages Trust 2005-8
P03	GSR MORTGAGE LOAN TRUST 2006-AR1
P04	MORGAN STANLEY MORTGAGE LOAN TRUST 2006-5AR
P05	MASTR Alternative Loan Trust 2006-2
P06	GSAA Home Equity Trust 2006-6
P07	MASTR Adjustable Rate Mortgages Trust 2006-OA1
P08	Bear Stearns Asset Backed Securities I Trust 2006-AC3
P09	GSR MORTGAGE LOAN TRUST 2006-AR2
P10	MORGAN STANLEY MORTGAGE LOAN TRUST 2006-6AR
P11	GSAA Home Equity Trust 2006-9
P12	GSAA Home Equity Trust 2006-10
P13	STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR5
P14	MORGAN STANLEY MORTGAGE LOAN TRUST 2006-8AR
P15	Deutsche Alt-B Securities Mortgage Loan Trust, Series 2006-AB2
P16	GSAMP Trust 2006-S4
P17	American Home Mortgage Investment Trust 2006-2
P18	American Home Mortgage Asset Trust 2006-2
P19	Bear Stearns Asset Backed Securities I Trust 2006-AC4
P20	Deutsche Alt-B Securities Mortgage Loan Trust, Series 2006-AB3
P21	HarborView Mortgage Loan Trust 2006-6
P22	MASTR Alternative Loan Trust 2006-3
P23	J.P. MORGAN ALTERNATIVE LOAN TRUST 2006-A3
P24	ZUNI MORTGAGE LOAN TRUST 2006-OA1
P25	GSAA Home Equity Trust 2006-11
P26	American Home Mortgage Asset Trust 2006-3
P27	American Home Mortgage Asset Trust 2006-4
P28	HarborView Mortgage Loan Trust 2006-7
P29	GSR MORTGAGE LOAN TRUST 2006-OA1
P30	Deutsche Alt-B Securities Mortgage Loan Trust, Series 2006-AB4
P31	American Home Mortgage Asset Trust 2006-5
P32	Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR5
P33	American Home Mortgage Asset Trust 2006-6
P34	MASTR Adjustable Rate Mortgages Trust 2006-OA2
P35	MASTR Adjustable Rate Mortgages Trust 2007-1
P36	HarborView Mortgage Loan Trust 2006-14
P37	Luminent Mortgage Trust 2006-7
P38	Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR6
P39	HSI Asset Loan Obligation Trust 2007-AR1
P40	STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2007-AR1
P41	American Home Mortgage Asset Trust 2007-1
P42	American Home Mortgage Asset Trust 2007-2
P43	HarborView Mortgage Loan Trust 2007-2
P44	Deutsche Alt-B Securities Mortgage Loan Trust, Series 2007-AB1
P45	MASTR Adjustable Rate Mortgages Trust 2007-3

P46	GSR Mortgage Loan Trust 2007-OA1
P47	American Home Mortgage Asset Trust 2007-3
P48	American Home Mortgage Asset Trust 2007-4
P50	HarborView Mortgage Loan Trust 2007-5
P51	American Home Mortgage Asset Trust 2007-5
P53	HarborView Mortgage Loan Trust 2007-6
P54	HSI Asset Loan Obligation Trust 2007-AR2
P62	Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-1
P63	American Home Mortgage Asset Trust 2006-1
P64	Banc of America Funding 2008-1 Trust
Q57	American Home Mortgage Investment Trust 2007-SD1
Q58	American Home Mortgage Assets Trust 2007-SD2
R71	American Home Mortgage Investment Trust 2004-1
R73	American Home Mortgage Investment Trust 2004-2
R74	American Home Mortgage Investment Trust 2004-3
R75	American Home Mortgage Investment Trust 2004-4
R76	American Home Mortgage Investment Trust 2005-1
R77	American Home Mortgage Investment Trust 2005-2
R78	American Home Mortgage Investment Trust 2005-3
R79	American Home Mortgage Investment Trust 2005-4A
R80	American Home Mortgage Investment Trust 2005-4C
R81	American Home Mortgage Assets Trust 2005-2
R82	American Home Mortgage Investment Trust 2005-SD1
R83	American Home Mortgage Investment Trust 2006-1
R84	American Home Mortgage Investment Trust 2007·A
R85	American Home Mortgage Investment Trust 2006-3
R86	American Home Mortgage Investment Trust 2007-SD1
R87	American Home Mortgage Investment Trust 2007-2
R88	American Home Mortgage Assets Trust 2007-SD2
R89	American Home Mortgage Investment Trust 2007-1

APPENDIX C

Material Instances of Non-Compliance and Management Response

  1122(d)(2)(vii)(D) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements. With respect to this servicing criterion, certain reconciling items were not resolved within 90 calendar days of their original identification or such other number of days specified in the transaction agreements.

  Management Response: Management has added additional resources and internal controls for tracking, monitoring and resolving aged items within 90 calendar days of their original identification or such other number of days specified in the transaction agreements.

  1122(d)(3)(i)(B) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports provide information calculated in accordance with the terms specified in the transaction agreements.  With respect to this servicing criterion, certain remittance reports sent to the Master Servicers or Trustees as applicable, did not report the correct amounts.

  1122(d)(3)(i)(D) Reports to investors, including those to be filed with Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.  With respect to this servicing criterion, certain remittance reports sent to the Master Servicers or Trustees, as applicable, did not agree to the total unpaid principal balance and number of mortgage loans serviced by the Company.

  1122(d)(4)(v) The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.  With respect to this servicing criterion, certain unpaid principal balances of the investor pools remitted to the Master Servicers or Trustees, as applicable, did not agree to the unpaid principal balances per the obligor records.

  Management Response [1122(d)(3)(i)(B), 1122(d)(3)(i)(D) and 1122(d)(4)(v)]:  During the Reporting Period, certain manual adjustments to remittance reports caused variances in the actual unpaid principal balance (“UPB”) reported to the Master Servicers or Trustees, as applicable.  In early 2009, AHMSI implemented a more stringent balancing procedure that is expected to prevent these variances in the actual UPB.

Additionally, during the Reporting Period, certain loss transactions were included in remittance reports to the Master Servicers or Trustees, as applicable, for which the Master Servicers or Trustees, as applicable, indicated sufficient documentation was not received in order to record the loss in the remittance report.  Therefore, revised remittance reports were provided to the Master Servicers or Trustees, as applicable, but such revised reports were provided subsequent to the remittance reporting date required in the transaction agreements.  In the last quarter of 2008, AHMSI implemented a loss liquidation tracking system that management expects will prevent these revisions going forward.

  1122(d)(4)(x)(A) Regarding any funds held in trust for an obligor (such as escrow accounts), such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements.  With respect to this servicing criterion, certain escrow accounts were not analyzed, in accordance with the transaction agreements, on at least an annual basis.

  Management Response:  A system exception report that was used to identify loans whose escrow funds had not been not analyzed was not properly configured resulting in analyses not being performed for certain loans.  In January 2009, the Company corrected the report configuration and completed analyses for loans that were previously not analyzed.  Going forward, management will receive system-generated reports to confirm that all loans are analyzed annually in compliance with the transaction documents.

  1122(d)(4)(x)(B) Regarding any funds held in trust for an obligor (such as escrow accounts), interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws. With respect to this servicing criterion, interest on certain escrow accounts was not credited to borrowers in accordance with transaction agreements or state laws.

  Management Response: In two slates, the monthly average method of calculation is required for calculating interest on escrow but the Company used the daily average method. In February 2009, system controls were updated to reflect the correct method of calculation in those two states, and the change has been reviewed and approved by the Company's Quality Control department.  Additionally, rate calculations and control headers (which contain certain information in the loan servicing system such as rate, credit frequency and calculation method, which drive the calculation) will be reviewed on at least a quarterly basis by Loan Administration Management and the Quality Control department for accuracy.

  1122(d)(4)(x)(C) Regarding any funds held in trust for an obligor (such as escrow accounts), such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.  With respect to this servicing criterion, certain amounts in escrow accounts were not returned to borrowers within 30 calendar days of full repayment of the loan.

  Management Response:  The escrow balances indicated in the MSP servicing system at the time the loans were paid in full were returned to the borrowers within 30 days of full repayment of the loans.  However, in certain cases, additional interest on escrow was subsequently credited to the escrow balance and paid to the borrower more than 30 days after full repayment of the loan.  On October 20, 2008, system control changes were implemented to (i) credit to the escrow balance all accrued interest on escrow funds at the time of posting loan payoff funds, (ii) pay these funds automatically to the borrower with any remaining escrow funds 15 business days after full repayment of the loan, and (iii) generate a report of any loans that have been paid in full which have an escrow balance remaining 20 days post payoff with such report to be reviewed by management.

  1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.  With respect to this servicing criterion, certain charge-offs were not recognized and recorded in accordance with the transaction agreements.

  Management Response:  During the first quarter of 2009, the Company implemented procedural and system changes to ensure charge-offs are recognized and recorded in accordance with transaction agreements.